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                                                                 EXHIBIT 3.1.1

[CANADIAN FLAG LOGO]   Industry Canada         Industrie Canada


Certificate                                           Certificat
of Incorporation                                      de constitution

Canada Business                                       Loi canadienne sur
Corporations Act                                      les societes par actions


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
TRANSCANADA CORPORATION                               414844-4



_______________________________________________       _______________________________________________
Name of corporation-Denomination de la societe        Corporation number-Numero de la societe


I hereby certify that the above-named                 Je certifie que la societe susmentionnee, dont
corporation, the articles of incorporation of         les statuts constitutifs sont joints, a ete
which are attached, was incorporated under            constituee en societe en vertu de la
the CANADA BUSINESS CORPORATIONS ACT.                 LOI CANADIENNE SUR LES SOCIETES PAR ACTIONS.




           [GRAPHIC OMITTED]                                February 25, 2003 / le 25 fevrier 2003

          Director - Directeur                           Date of Incorporation - Date de constitution
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